Exhibit 99.1

Filed by Dynegy Acquisition, Inc.

Pursuant to Rule 425 of the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

Subject Company: Dynegy Inc.

Commission File No: 001-15659

FOR IMMEDIATE RELEASE	NR06-56

DYNEGY ANNOUNCES 2007 CASH FLOW AND EARNINGS ESTIMATES AND

PROVIDES UPDATE REGARDING LS POWER COMBINATION

•	Expect combined company to produce:

o	Free cash flow of $415 million to $515 million

o	EBITDA of more than $1 billion

o	Net income between $190 million to $255 million

•	Combination on track for completion at the end of the first quarter 2007

HOUSTON (December 13, 2006) – Dynegy Inc. (NYSE: DYN) today announced 2007 cash flow and earnings estimates, which include net income applicable to common shareholders between $190 million to $255 million during 2007, or approximately $0.25 to $0.34 per diluted share. Estimates are based on quoted forward commodity prices as of November 1, 2006, and assume the completion of the proposed combination with LS Power at the end of the first quarter 2007.

“Dynegy’s pending combination with LS Power represents a transforming event for the company and our investors,” said Bruce A. Williamson, Chairman and Chief Executive Officer of Dynegy Inc. “As reflected in today’s estimates, the combination is expected to be accretive to free cash flow. We will also achieve greater stability and reduced volatility in cash flows through a generation business that is well-diversified in terms of geographic locations, dispatch capabilities and the fuels we utilize to generate electricity. Additional combination benefits that contribute to a stronger competitive position and future growth opportunities include our ability to operate more megawatts with minimal increases in costs, as well as our interest in a successful development business.

“These combination attributes present value opportunities for our investors at multiple stages of the investment horizon, and position us for a leadership role in future consolidation in the electricity sector,” Williamson added.

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The 2007 estimates reflect assumptions regarding commodity prices and various other matters, including the completion of the proposed combination with LS Power at the end of the first quarter 2007. As such, the combined company’s estimates reflect 12 months of financial contributions from Dynegy and nine months of financial contributions from the LS Power portfolio.

The 2007 estimates include an anticipated range of operating cash flow between $600 million and $700 million and a range of free cash flow between $415 million and $515 million. The company’s estimate for 2007 earnings before interest, taxes and depreciation and amortization (EBITDA) is a range of $1.02 billion to $1.13 billion.

Dynegy/LS Power Combination Update

Dynegy’s management expects the proposed combination with LS Power to be completed at the end of the first quarter 2007. The combination is subject to an affirmative vote of the holders of two-thirds of Dynegy’s publicly held shares and the receipt of regulatory approvals, among other conditions. In terms of regulatory approvals, the following steps have been completed:

•	Expiration of Hart-Scott-Rodino waiting period on November 27, 2006

•	Submission of Federal Energy Regulatory Commission filings, with FERC approval expected in January 2007

•	Filings with the public commissions of the states of California and New York

•	Filing of a preliminary proxy statement/prospectus on December 8, 2006

Investor Conference Call/Web Cast

Members of the company’s Executive Management Team will host an investor conference call and web cast at 8 a.m. ET/7 a.m. CT on Wednesday, December 13, during which 2007 cash flow and earnings estimates and the status of the proposed combination with LS Power will be discussed.

Participants may access the web cast and the related presentation materials on the “News & Financials” section of www.dynegy.com. For persons unable to listen to the live web cast, the call will be archived and available for replay in the previously mentioned section of the company’s web site following the posting of a transcript of remarks. A replay will remain accessible until the date of the company’s fourth quarter and year-end 2006 financial results conference call.

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About Dynegy Inc.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of approximately 12,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

On September 15, 2006, Dynegy announced a proposed combination with LS Power that is expected to result in a combined entity with approximately 20,000 megawatts of generation capacity and a strong presence in the Midwest, the West Coast and the Northeast. More information on the combination is available on the “News & Financials” section of the company’s web site.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning Dynegy’s proposed combination with LS Power, including benefits of the proposed combination, expected synergies and anticipated future financial operating performance and results including expected benefits to the common stockholders, future benefits of our liability management activities, and Dynegy’s estimated financial results for 2007. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Some of the key factors that could cause actual results to vary materially from those estimated, expected or implied include: changes in commodity prices, particularly for power and natural gas; the effects of competition and weather on the demand for Dynegy’s products and services; the impact of Dynegy’s commercial strategy; the availability, ability to consummate, and effects of growth opportunities for Dynegy’s power generation business; obtaining shareholder and regulatory approvals required for the LS Power combination; ability to integrate the operations of Dynegy and LS Power; the condition of the capital markets generally and Dynegy’s ability to access the capital markets as and when needed; operational factors affecting Dynegy’s assets, including safety efforts, scheduled maintenance and blackouts or other unscheduled outages; Dynegy’s ability to transport and maintain fuel inventories, including coal and fuel oil; Dynegy’s remediation efforts regarding its existing material weaknesses; Dynegy’s ability to fund the projects mandated by the Baldwin consent decree; uncertainties regarding environmental regulations, litigation and other legal or regulatory developments affecting Dynegy’s businesses, including litigation relating to the western power and natural gas markets; and Dynegy’s ability to successfully complete its exit from the Customer Risk Management business and fund the costs associated with this exit. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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WHERE YOU CAN FIND MORE INFORMATION

Dynegy has filed a preliminary proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction. Investors and security holders may obtain a copy of the preliminary proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at http://www.sec.gov. Copies of the final proxy statement/prospectus, once it has been filed with the SEC, will also be available, free of charge, on the SEC’s web site at http://www.sec.gov, and may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants are included in the preliminary proxy statement/prospectus and other relevant documents filed with the SEC. DYNC

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